Exhibit 99.1

Ondas Holdings to Attend the 34th Annual ROTH Conference as Part of
its Expanded Investor Relations Program Led by Gateway Group

WALTHAM, MA – March 8, 2022 – Ondas Holdings Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of private wireless data, drone and automated data solutions through its wholly owned subsidiaries, has appointed Gateway Group (“Gateway”), a leading strategic financial communications and capital markets advisory firm, to oversee the Company’s expanding investor relations program initiatives.

Gateway is partnering with Ondas management to develop and implement a comprehensive outreach and communications program. Activities will include but are not limited to: refining overall company and investment-oriented messaging and corporate positioning; strategic advisory services; and introductions to institutional investors, sell-side analysts and other key contacts in the broader financial community. Gateway will also assist in organizing non-deal roadshows and securing invitations to select financial conferences, including its annual Gateway Conference.

“After closing our public offering a little over a year ago, Ondas has made significant progress executing our business plan, including acquiring American Robotics, building an experienced leadership team, and securing strategic partnerships that provide significant growth opportunities,” said Eric Brock, chairman and CEO of Ondas. “Through a refreshed and proactive communications plan, we believe Gateway will help to ensure investors fully understand Ondas’ mission, strategy and long-term potential for increased shareholder value. We look forward to working closely with the Gateway team to deploy a comprehensive IR program that will strengthen our corporate positioning, while also supporting and expanding our shareholder base.”

In conjunction with Gateway’s appointment, Ondas will attend the 34th Annual ROTH Conference, which is being held in-person at the Ritz-Carlton in Laguna Niguel, California from March 13-15, 2022. Ondas Chairman and CEO Eric Brock and President and CFO Derek Reisfield will be holding one-on-one meetings on March 15, 2022. For additional information or to schedule a one-on-one meeting with Ondas management, please contact the Gateway team at ONDS@gatewayir.com.

About Ondas Holdings

Ondas Holdings Inc. (“Ondas”) is a leading provider of private wireless data and drone solutions through its wholly owned subsidiaries Ondas Networks Inc. (“Ondas Networks”) and American Robotics, Inc. (“American Robotics” or “AR”). Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging industrial markets. Ondas Networks’ standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications. American Robotics designs, develops, and markets industrial drone solutions for rugged, real-world environments. AR’s Scout System™ is a highly automated, AI-powered drone system capable of continuous, remote operation and is marketed as a “drone-in-a-box” turnkey data solution service under a Robot-as-a-Service (RAAS) business model. The Scout System™ is the first drone system approved by the FAA for automated operation beyond-visual-line-of-sight (BVLOS) without a human operator on-site. Ondas Networks and American Robotics together provide users in rail, agriculture, utilities and critical infrastructure markets with improved connectivity and data collection capabilities.

For additional information on Ondas Networks and Ondas Holdings, visit www.ondas.com or follow Ondas Networks on Twitter and LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on Twitter and LinkedIn.

Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

About Gateway Group, Inc.

Headquartered in Newport Beach, California, Gateway Group is a leading comprehensive capital markets and public relations consultancy firm. Since 1999, Gateway has delivered strategic consulting, corporate messaging and positioning, earned media strategies, leadership visibility, investor awareness, and analyst and press coverage. Gateway executives have extensive experience in capital markets, financial and brand communications, and represent clients in a wide range of industries, including technology, consumer, industrials, financial services, and business services. To learn more, please visit www.gateway-grp.com. Make sure to also follow us on Twitter, LinkedIn and Facebook.

About 34th Annual ROTH Conference

The Annual ROTH Conference is one of the largest in the nation for small-cap companies. ROTH combines company presentations, Q&A sessions and management one-on-one meetings. Their award-winning Research Team identifies distinguished presenting companies across broad sectors, including consumer, energy, healthcare, industrial growth, metals & mining, sustainability, services, technology and more. Following the success of the previous years, our ROTH Conference, with close to 550 participating companies and over 5,100 attendees, will feature presentations from public and private companies in a variety of sectors.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Company Contact:

Derek Reisfield, President and CFO
Ondas Holdings Inc.
888-350-9994 x1019

ir@ondas.com

Investor Relations Contact:

Matt Glover and Cody Cree

Gateway Group, Inc.

949-574-3860

ONDS@gatewayir.com